UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 30, 2023

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 500

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Galligan Subscription Agreement

On March 29, 2023, BioCorRx Inc., a Nevada corporation (the “Company”), entered into a Subscription Agreement (the “Galligan Subscription Agreement”) with The J and R Galligan Revocable Trust, managed by Mr. Joseph Galligan, a member of the Company’s Board of Directors (the “Board”).

Although the Galligan Subscription Agreement was dated and signed on March 29, 2023, it did not become effective until the aggregate purchase price owed pursuant to the Galligan Subscription Agreement was paid in cash to the Company on March 30, 2023.

Pursuant to the Galligan Subscription Agreement, Mr. Galligan (i) purchased shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the aggregate amount of $300,000 at a purchase price of $1.75 per share, for a total of 171,296 shares of Common Stock and (ii) was issued a warrant to purchase up to 171,296 shares of Common Stock (the “Galligan Warrant”). The Galligan Warrant is exercisable for three (3) years from the date of issuance at an exercise price of $4 per share.

Lucido Subscription Agreement

On March 29, 2023, the Company entered into a Subscription Agreement (the “Lucido Subscription Agreement” and, together with the Galligan Subscription Agreement, the “Agreements”) with Louis C Lucido and Carolyn M. Lucido, or their Successors, as Trustee of the Lucido Family Trust, Dated May 23, 2017, managed by Mr. Louis Lucido, a member of the Board.

Although the Lucido Subscription Agreement was dated and signed on March 29, 2023, it did not become effective until the aggregate purchase price owed pursuant to the Lucido Subscription Agreement was paid in cash to the Company on April 3, 2023.

Pursuant to the Lucido Subscription Agreement, Mr. Lucido (i) purchased shares of Common Stock in the aggregate amount of $300,000 at a purchase price of $1.75 per share, for a total of 171,296 shares of Common Stock and (ii) was issued a warrant to purchase up to 171,296 shares of Common Stock (the “Lucido Warrant” and, together with the Galligan Warrant, the “Warrants”). The Lucido Warrant is exercisable for three (3) years from the date of issuance at an exercise price of $4 per share.

The foregoing description of the Agreements and the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Agreements and the Warrants, copies of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Lucido Debt Exchange Agreement

On April 3, 2023, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Mr. Lucido. Pursuant to the Exchange Agreement, the Company agreed to issue 183,606 shares of Common Stock to Mr. Lucido and Mr. Lucido agreed to exchange and surrender that certain Promissory Note dated November 1, 2022 held by Mr. Lucido in the aggregate amount of $313,892, including interest (the “Note”). Upon Mr. Lucido’s surrender of the Note, such Note was canceled on the books and records of the Company and all of Mr. Lucido’s right and interest in the Note automatically terminated.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full test of the form of Exchange agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The shares of Common Stock issued pursuant to the Agreements and Exchange Agreement and issuable pursuant to the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

The issuance of the shares of Common Stock set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the shares of Common Stock was based upon the following factors: (a) the issuance of the shares of Common Stock was an isolated private transaction by the Company which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the shares of Common Stock by the Company; (d) the shares of Common Stock were not broken down into smaller denominations; (e) the negotiations for the issuance of the shares of Common Stock took place directly between each individual and the Company; and (f) the recipients of the shares of Common Stock are accredited investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the Commission filing that included such document.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement by and between BioCorRx Inc. and each of the Lucido and Galligan Trusts initially effective March 30, 2023
10.2	Form of Exchange Agreement

104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: April 5, 2023	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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